UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 6, 2007, Rambus Inc. (“Rambus”) received an additional notice of non-compliance from the Staff of the NASDAQ Stock Market (“NASDAQ”), in accordance with NASDAQ Marketplace Rule 4310(c)(14), due to the delay in the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”), which could serve as a basis for delisting Rambus’ common stock from the NASDAQ Global Select Market.

As previously announced, Rambus received notices of non-compliance from NASDAQ on August 14, 2006 and November 15, 2006 due to delays in the filing of the Rambus’ Quarterly Reports on Forms 10-Q for the quarters ended June 30, 2006 and September 30, 2006 (collectively, the “Forms 10-Q”), respectively. The Forms 10-Q and 10-K filing delays are attributable to the fact that Rambus’ Audit Committee is conducting an independent review of Rambus’ historical stock option granting practices and related accounting.

On February 6, 2007, the NASDAQ Listing and Hearing Review Council (the “Listing Council”) determined it would call Rambus’ matter for review. The Listing Council also determined to stay an earlier decision by the NASDAQ Listing Qualifications Panel that required Rambus to file the Forms 10-Q by February 9, 2007. In connection with the call for review, the Listing Council has requested that the Company provide an update on its efforts to file the delayed Forms 10-Q by March 30, 2007. NASDAQ has also asked the Company to provide a submission addressing the delay in filing the Form 10-K. The Company intends to provide all requested submissions to NASDAQ as promptly as possible.

Rambus issued a press release on March 9, 2007 disclosing its receipt of the additional notice of noncompliance dated March 6, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated March 9, 2007.